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                                                                    EXHIBIT 10.2

                           CLASS A HOLDER AGREEMENT

     This AGREEMENT dated as of April 11, 1997 is entered into by and among ORTHOVITA, INC., a Pennsylvania corporation (the "Company"), and each of the holders of the Company's Class A Convertible Preferred Stock, $.01 par value per share (the "Class A Stock"), who are signatories to this Agreement (collectively, the "Class A Investors," and individually, a "Class A Investor").

                                  BACKGROUND
                                  ----------

     The Class A Investors are parties to a Preferred Stock Purchase Agreement with the Company dated April 15, 1994 (the "Class A Agreement") pursuant to which, among other things, they purchased shares of Class A Stock of the Company, were granted certain rights with respect to future issuances by the Company of any class of stock equivalent to or having a preference or priority over the Class A Stock and were granted certain put and registration rights with respect to the Class A Stock.

     In order to finance the continuing operating activities of the Company, the Company proposes to enter into a Class C Convertible Preferred Stock Purchase Agreement (the "Class C Agreement") providing for the sale and issuance of its Class C Convertible Preferred Stock, $.01 par value (the "Class C Stock"), which Stock may be deemed to have certain preferences or priorities senior or equivalent to the Class A Stock. A copy of a draft of the Statement of Designation, Preferences and Rights of Class C Convertible Preferred Stock is attached hereto as Exhibit A.
                   ---------

     The Class A Investors, recognizing that the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Class C Agreement, desire to approve, pursuant to Section 5(b) of the Class A Agreement, the issuance of the Class C Stock, become parties to the Registration Rights Agreement attached hereto as Exhibit B and amend the
                                                        ---------
Class A Agreement, all as provided herein.

     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. The Class A Agreement is hereby amended by deleting Sections 8 and 9 of the Class A Agreement in their entirety. All other provisions of the Class A Agreement shall remain in full force and effect.

     2. The Class A Investors hereby approve the issuance of Class C Stock pursuant to such terms set forth in Exhibit A, with such changes as may be approved by the Company's board of directors.
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     3.   The Company shall issue to each holder of the Class A Stock a warrant, substantially in the form attached hereto as Exhibit C, to purchase .21993
                                             ---------
shares of Common Stock for each share of Class A Stock held by such holder.

     4. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.

                                    ORTHOVITA, INC.



                                    By:\s\David S. Joseph
                                       ------------------
                                       President


                                    \s\Howard Salasin
                                    --------------------------------------
                                    Howard Salasin


                                    \s\Solomon Kal Rudman
                                    --------------------------------------
                                    Solomon Kal Rudman


                                    \s\Ronald P. Lassin
                                    --------------------------------------
                                    Ronald P. Lassin

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